Exhibit 10(ab)
INVACARE CORPORATION

BOARD OF DIRECTORS COMPENSATION

Retainer Fee	$35,000

Regular Meeting Fees	$2,000

Committee Meeting Fees	Member - $1,500 Chair - $2,000 Audit Chair - $5,000

Telephonic Meetings	50% for interim conference calls that are conducted between scheduled meetings

Stock Components	Option grant of 4,000 shares
For new directors - option grant to purchase $150,000 in shares based on market price on date elected

Non-Employee Director Elective Stock Option Program	Non-employee directors may elect to defer all or a portion of their director fees into discounted stock options.